Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Intrexon Corporation of our report dated March 31, 2014 relating to the financial statements, which appear in Intrexon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 16, 2014